STATE OF CALIFORNIA

Office of the Secretary of State

ARTICLES OF INCORPORATION

CA GENERAL STOCK CORPORATION

California Secretary of State 1500 11th Street Sacramento, California 95814

(916) 653-3516

For Office Use Only

-FILEDFile No.: 6070607 Date Filed: 1/24/2024

Corporation Name

Corporation Name

SIERRA INTERNATION NETWORK INC

Initial Street Address of Principal Office of Corporation

Principal Address

15333 CULVER DRIVE

IRVINE, CA 92604

Initial Mailing Address of Corporation

Mailing Address

15333 CULVER DRIVE

IRVINE, CA 92604

Attention

JEFFRY MORTON

Agent for Service of Process

Agent Name

JEFFREY MORTON

Agent Address

15333 CULVER DRIVE

IRVINE, CA 92604

Shares

The total number of shares the corporation is authorized to issue is: 500,000,000 Does the corporation have more than one class or series of shares? No Purpose Statement

The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code. Additional information and signatures set forth on attached pages, if any, are incorporated herein by reference and made part of this filing. Electronic Signature

B2438-1158 01/24/2024 8:45 AM Received by California Secretary of State

6070607

By checking this box, I acknowledge that I am electronically signing this document as the incorporator of the Corporation and that all information is true and correct.

JEFFREY MORTON

01/24/2024

Incorporator Signature

Date